Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-78709, 33-60443, and 33-60449) of Katy Industries, Inc. of our report dated March 16, 2007, except for the restatement described in Note 2 to the consolidated financial statements as to which the date is August 17, 2007, relating to the consolidated financial statements and financial statement schedules which appear in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
August 17, 2007